Exhibit 99.1

Intellia Therapeutics Announces FDA Clearance of Investigational New Drug

(IND) Application for NTLA-2002, an In Vivo CRISPR-Based Investigational

Theapy for the Treatment of Hereditary Angioedema (HAE)

-	NTLA-2002 is a single dose, in vivo genome editing candidate designed to prevent potentially life-threatening swelling attacks in people with HAE

CAMBRIDGE, Mass., March 2, 2023 – Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading clinical-stage genome editing company focused on developing potentially curative therapies leveraging CRISPR-based technologies, today announced that the U.S. Food and Drug Administration (FDA) has cleared the company’s Investigational New Drug (IND) application for NTLA-2002 for the treatment of hereditary angioedema (HAE), enabling the company to include the United States in the global Phase 2 portion of its ongoing Phase 1/2 study. NTLA-2002 is an in vivo genome editing candidate designed to inactivate the target gene, kallikrein B1 (KLKB1), to permanently reduce plasma kallikrein protein activity and thus prevent HAE attacks after a single-dose treatment.

“The FDA’s acceptance of our IND application to initiate clinical evaluation of NTLA-2002 brings us one step closer to introducing a potentially paradigm-shifting treatment for people living with hereditary angioedema,” said Intellia President and Chief Executive Officer John Leonard, M.D. “The NTLA-2002 IND clearance marks an important milestone for Intellia as we continue our track record of execution as the leader in the genome editing field. We are thrilled to advance the development of NTLA-2002 in the U.S. and are working to rapidly enroll patients in the Phase 2 portion of the study. We look forward to presenting additional data from the first-in-human, Phase 1 portion of the study later this year.”

About the NTLA-2002 Clinical Program

Intellia’s multi-national Phase 1/2 study is evaluating the safety, tolerability, pharmacokinetics and pharmacodynamics of NTLA-2002 in adults with Type I or Type II hereditary angioedema (HAE). This includes the measurement of plasma kallikrein protein levels and clinical activity as determined by HAE attack rate measures. The Phase 1 portion of the study is an open-label, single-ascending dose design used to identify two dose levels of NTLA-2002 that will be further evaluated in the randomized, placebo-controlled Phase 2 portion of the study. In 2022, Intellia reported positive interim results from the Phase 1 study demonstrating deep, dose-dependent reductions in plasma kallikrein and robust reductions in patient HAE attacks. The Phase 2 portion of the study has recently initiated patient screening outside of the U.S. Visit clinicaltrials.gov (NCT05120830) for more details.

About NTLA-2002

Based on Nobel Prize-winning CRISPR/Cas9 technology, NTLA-2002 is the first single-dose investigational treatment being explored in clinical trials for the potential to continuously reduce kallikrein activity and prevent attacks in people living with hereditary angioedema (HAE). NTLA-2002 is a wholly owned investigational CRISPR therapeutic candidate designed to inactivate the kallikrein B1 (KLKB1) gene, which encodes for prekallikrein, the kallikrein precursor protein. NTLA-2002 is Intellia’s second investigational CRISPR therapeutic candidate to be administered systemically, by intravenous infusion, to edit disease-causing genes inside the human body with a single dose of treatment. Intellia’s proprietary non-viral platform deploys lipid nanoparticles to deliver to the liver a two-part genome editing system: guide RNA specific to the disease-causing gene and messenger RNA that encodes the Cas9 enzyme, which together carry out the precision editing.

About Hereditary Angioedema

Hereditary angioedema (HAE) is a rare, genetic disorder characterized by severe, recurring and unpredictable inflammatory attacks in various organs and tissues of the body, which can be painful, debilitating and life-threatening. It is estimated that one in 50,000 people are affected by HAE, and current treatment options often include life-long therapies, which may require chronic intravenous (IV) or subcutaneous (SC) administration as often as twice per week, or daily oral administration to ensure constant pathway suppression for disease control. Despite chronic administration, breakthrough attacks still occur. Kallikrein inhibition is a clinically validated strategy for the preventive treatment of HAE attacks.

About Intellia Therapeutics

Intellia Therapeutics, a leading clinical-stage genome editing company, is developing novel, potentially curative therapeutics using CRISPR/Cas9 technology. To fully realize the transformative potential of CRISPR/Cas9, Intellia is pursuing two primary approaches. The company’s in vivo programs use intravenously administered CRISPR as the therapy, in which proprietary delivery technology enables highly precise editing of disease-causing genes directly within specific target tissues. Intellia’s ex vivo programs use CRISPR to create the therapy by using engineered human cells to treat cancer and autoimmune diseases. Intellia’s deep scientific, technical and clinical development experience, along with its robust intellectual property portfolio, have enabled the company to take a leadership role in harnessing the full potential of CRISPR/Cas9 to create new classes of genetic medicine. Learn more at intelliatx.com. Follow us on Twitter @intelliatx.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding: the safety, efficacy, success and advancement of its clinical program for NTLA-2002 for the treatment of hereditary angioedema pursuant to its clinical trial applications and investigational new drug application, including the expected timing of regulatory filings and the initiation, enrollment, dosing and completion of clinical trials, such as planned enrollment for the Phase 2 portion of the Phase1/2 study for NTLA-2002; and the expected timing of data releases such as the presentation of additional data from the Phase 1 portion of the study later this year.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; uncertainties related to the authorization, initiation, enrollment and conduct of studies and other development requirements for its product candidates, including NTLA-2002; the risk that any one or more of Intellia’s product candidates will not be successfully developed and commercialized; and the risk that the results of preclinical studies or clinical studies, such as the clinical study of NTLA-2002, will not be predictive of future results in connection with future studies for the same product candidate or Intellia’s other product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

Intellia Contacts:

Investors:

Ian Karp

Senior Vice President, Investor Relations and Corporate Communications

+1-857-449-4175

ian.karp@intelliatx.com

Lina Li

Senior Director, Investor Relations and Corporate Communications

+1-857-706-1612

lina.li@intelliatx.com

Media:

Rebecca Spalding

Ten Bridge Communications

+1-646-509-3831

media@intelliatx.com

rebecca@tenbridgecommunications.com